Exhibit B


                              CONSULTING AGREEMENT

     THIS CONSULTING AGREEMENT ("Agreement") is made effective as of the 1st day CONSULTING AGREEMENT of October 1999 (the "Effective Date"), by and between Henry W. Simon, Jr. (the "Consultant") and Genesis Capital Corporation of Nevada, a Nevada corporation (the "Company").

     WHEREAS, the Consultant also provides general financial advice to corporate management and performs general administrative duties for publicly-held and other companies; and

     WHEREAS, the Company desires to retain the Consultant to advise and assist it, on the terms and conditions set forth below.

     NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Consultant agree as follows:

1. Engagement

         The Company hereby retains the Consultant, from the Effective Date and continuing until termination, as provided herein, to (a) assist the Company in compromising and settling litigation in which the Company is a defendant, (b) resolve the claims of unpaid creditors of the Company, and (c) otherwise provide financial services (collectively termed the "Services"). The Services shall include without limitation those services described on Exhibit A. The Services are to be provided on a "best efforts" basis directly and through the Consultant's employees or others employed or retained and under the direction of the Consultant (the "Consultant's Personnel"); provided, however, that the Services are expressly agreed to exclude all legal advice, accounting services or other services which require licenses or certification; and
         provided, further, that, in no event, shall the Services include services (a) in connection with the offer or the sale of securities of the issuer in a capital-raising transaction, (b) directly or indirectly promoting or maintaining a market for the Company's securities, or (c) for the principal purpose of taking a private company public by its merger into or with the Company or its subsidiary.

2. Term

         This Agreement shall have an initial term (the "Primary Term"), with an effective date retroactive to the date services were first performed by


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         the  Consultant,  which  as on or about the Effective  Date, and ending
         March 24, 2000. This Agreement may be renewed by the mutual consent of the parties.

3.       Time and Effort of the Consultant

         The Consultant shall allocate time and the Consultant's personnel as it deems necessary to provide the Services. The particular amount of time may vary from day to day or week to week. The Consultant has provided a statement identifying, in general, the tasks it has performed from the Effective Date to March 17, 2000. The Company has reviewed this statement and believes the time and effort expended by the Consultant to be reasonable for the tasks it has completed. The Consultant will continue to provide billing statements on a monthly basis or within (7) days of the Company's request. These billing statements shall be conclusive evidence that the Services have been performed. Additionally, in the absence of willful misfeasance, bad faith, or reckless disregard for the obligations or duties hereunder by the Consultant, neither the Consultant nor the Consultant's
         Personnel shall be liable to the Company or any of its shareholders for any act or omission in the course of or connected with rendering the Services, including but not limited to losses that may be sustained in any corporate action undertaken by the Company as a result of advice provided by the Consultant or the Consultant's Personnel.

4.       Compensation

         The Company agrees to pay the Consultant a fee for the Services he has provided under this Agreement by issuing to Consultant five hundred eighty thousand (580,000) shares of the Company's common stock after April 14, 2000 but before May 31, 2000. All shares of the Company's common stock issued to the Consultant are deemed to be validly issued, fully paid and non-assessable. Of the shares to be issued, a total of three hundred fifty thousand (350,000) shares shall be issued and registered on Form S-8 filed under Section 5 of the Securities Act of 1933. This registration statement shall be made effective no later than May 31, 2000. The remaining two hundred thirty thousand (230,000) shares shall be issued simultaneously with the filing of the registration statement on Form S-8 with the Securities and Exchange Commission. The shares not registered shall be issued pursuant to
         Section 4(2) of the Securities Act of 1933, and the share certificates representing these shares shall bear customary legends indicating that these shares are "restricted securities" as defined in SEC Rule 144(a). The Consultant represents and warrants that he is acquiring the shares not registered for investment purposes and not with a view to their distribution.

5.       Costs and Expenses

         All third-party and out-of-pocket expenses incurred by the Consultant in the performance of the Services shall be paid by the Company, or shall be reimbursed if paid by the Consultant on behalf of the Company, within ten (10) days of receipt of written notice by the Consultant, provided that the Company must approve in advance all such expenses in excess of $500 per month.

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6.       Place of Services

         The Services provided by the Consultant or the Consultant's Personnel will be performed at the Consultant's offices except as otherwise mutually agreed in writing by the Consultant and the Company.

7.       Independent Contractor

         The Consultant and the Consultant's Personnel will act as independent contractors in the performance of any duties under this Agreement. Accordingly, the Consultant will be responsible for paying all federal, state, and local taxes on compensation paid under this Agreement, including income and social security taxes, unemployment insurance, and any other taxes due relative to the Consultant's Personnel, and any and all business license fees as may be required. This Agreement neither expressly nor otherwise creates a relationship of principal and agent, or employer and employee, between the Company and the Consultant's Personnel. Neither the Consultant nor the Consultant's Personnel are authorized to enter into any agreements on behalf of the Company. The Company expressly retains the right to approve, in its sole discretion, all action related to the Services provided by the Consultant.

8.       No Agency Express or Implied

         This   Agreement   creates   neither   a    principal-agent    nor   an
         employer-employee relationship, either express or implied, between the Company and either the Consultant or the Consultant's Personnel.

9.       Termination

         The Company and the Consultant may terminate this Agreement before the Primary Term expires, on thirty (30) days written notice, with mutual written consent. Absent mutual consent, and without prejudice to any other remedy to which the terminating party may be entitled, either party may terminate this Agreement with thirty (30) days written notice under the following conditions:

     (A)  By the Company.

          (i) If during the Primary Term of this Agreement, the Consultant is unable to provide the Services as set forth herein for thirty
               (30) consecutive business days because of illness, accident, or other incapacity of the Consultant's Personnel; or,

          (ii) If the Consultant willfully breaches o grossly neglects the duties required to be performed hereunder; or,


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     (B)  By the Consultant.

          (i) If the Company breaches this Agreement or fails to make any payment or provide any information required hereunder; or

          (ii) If the Company ceases business or, other than in a merger arranged by the Consultant, sells a controlling interest to a third party, or agrees to a consolidation or merger of itself with or into another corporation, or enters into such a transaction outside of the scope of this Agreement, or sells substantially all of its assets to another corporation, entity or individual outside the scope of this Agreement; or

          (iii)If the Company has a receiver appointe for its business or assets, or otherwise becomes insolvent or unable to timely satisfy its obligations in the ordinary course of business, or

          (iv) If the Company institutes or has instituted against it any bankruptcy proceeding, files a petition in a court of bankruptcy, is adjudicated a bankrupt, or makes a general assignment for the benefit of creditors; or

          (v) If any disclosure made by the Company in connection with the issuance of its common stock as provided in Section 4 of this Agreement, is materially false or misleading.

10.      Indemnification

         Subject to the provisions herein, the Company and the Consultant agree to indemnify and defend each other, and hold each other harmless, from and against all demands, claims, actions, losses, damages, liabilities, costs and expenses, including without limitation interest, penalties, attorneys' fees and expenses, asserted against, imposed on, or incurred by either party by reason of or resulting from any unlawful action of, or a misrepresentation contained in this Agreement, breach of any covenant or agreement herein, by the other party to this Agreement.

11.      Remedies

         The Consultant and the Company acknowledge that in the event of a breach of this Agreement by either party, money damages would be inadequate, and the non-breaching party would have no adequate remedy at law. Accordingly, in the event of any controversy concerning the rights or obligations under this Agreement, such rights or obligations shall be enforceable in a court of equity by a decree of specific performance. Such remedy, however, shall be cumulative and non-exclusive and shall be in addition to any other remedy to which the parties may be entitled.

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12.      Miscellaneous

     (A) Subsequent Events. The Consultant and the Company each agree to notify the other party if, subsequent to the date of this Agreement, either party incurs obligations which could compromise its efforts and obligations under this Agreement.

     (B) Amendment. This Agreement may be amended or modified at any time and in any manner only by an instrument in writing executed by the parties hereto.

     (C) Further Actions and Assurances. At any time an from time to time, each party agrees, at its or their expense, to take actions and to execute and deliver documents as may be reasonably necessary to effectuate the purposes of this Agreement.

     (D) Waiver. Any failure of any party to this Agreement to comply with any of its obligations, agreements, or conditions hereunder may be waived in writing by the party to whom such compliance is owed. The failure of any party to this Agreement to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision or a waiver of the right of such party thereafter to enforce each and every such provision. No waiver of any breach of or non-compliance with this Agreement shall be held to be a waiver of any other or subsequent breach or non-compliance.

     (E) Assignment. Neither this Agreement nor any right created by it shall be assignable by either party without the prior written consent of the other.

     (F) Notices. Any notice or other communication required or permitted by this Agreement must be in writing and shall be deemed to be properly given when delivered in person to an officer of the other party, or on the first business day after (a) deposited in the United States mails for transmittal by certified or registered mail, return receipt requested, postage prepaid, (b) deposited with an overnight courier service with shipping charges billed to the sender, or (c) sent by facsimile transmission, provided that the communication is addressed:

          (i)  In the case of the Company:

                           Genesis Capital Corporation of Nevada
                           11701 South Freeway
                           Burleson, Texas  76028
                           Telephone: (817) 293-9334
                           Facsimile: (817) 293-9336

          (ii) In the case of The Consultant:

                           Henry W. Simon, Jr.
                           Simon, Warner & Doby, L.L.P.


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                           301 Commerce Street, Suite 1700
                           Fort Worth, Texas  76102
                           Telephone: (817) 810-5250
                           Facsimile: (817) 810-5255

                  or to such other person or address designated in writing by the Company or the Consultant to receive notice.

          (G) Headings. The headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

          (H) Governing Law. This Agreement was negotiated and is being contracted for in the United States of America, State of Texas, and shall be governed by the laws of the State of Texas, and the United States of America, notwithstanding any conflict-of-law provision to the contrary.

          (I) Binding Effect. This Agreement shall be bindin on the parties hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors, and assigns.

          (J) Entire Agreement. This Agreement contains the entire agreement between the parties hereto and supersedes any and all prior agreements, arrangements, or understandings between the parties relating to the subject matter of this Agreement. No oral understandings, statements, promises, or inducements contrary to the terms of this Agreement exist. No representations, warranties, covenants, or conditions, express or implied, other than as set forth herein, hav been made by any party.

          (K) Severability. If any part of this Agreement is deemed to be void, illegal, or unenforceable, the balance of the Agreement shall remain in full force and effect.

          (L) Counterparts. A facsimile, telecopy, or other reproduction of this Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, by one or more parties hereto, and such executed copy may be delivered by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen. In this event, such execution and delivery shall be considered valid, binding and effectiv for all purposes. At the request of any party hereto, all parties agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

13. (M) Time is of the Essence. Time is of the essence of this Agreement and of each and every provision hereof.

     IN WITNESS WHEREOF, the parties have executed this Agreement on this 24th day of March 2000, but effective as of the Effective Date.

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                                 THE CONSULTANT

                                           /s/ Henry W. Simon, Jr.
                                          -----------------------
                                            HENRY W. SIMON, JR.



                                          COMPANY
                                          GENESIS CAPITAL CORPORATION OF NEVADA,
                                              a Nevada corporation


                                          By:      /s/Jerry Conditt
                                             ------------------------------
                                             Jerry Conditt, Vice President

[Note: This agreement was re-executed in April 2000 to reflect adjustment to the consideration.]







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                                    EXHIBIT A

                     Additional Description of the Services

1. Assist with settlement of a lawsuit involving Biorelease Corporation and Genesis Capital Corporation of Nevada.

2. Assist with resolution of disputes over the Company's preferred stock registered in the name of Larry Austin.

3. Assist with resolution of a dispute over the Company's preferred stock with Sureco Limited.

4. Performed legal services and drafting of legal documents in relation to the Acquisition Agreement between Genesis Capital Corporation of Nevada and Power Exploration, Inc. relating to the sale of a Genesis subsidiary to Power Exploration, Inc.

5. Negotiations with holders of Genesis preferred stock represented by Gerald Schevy, Esq. (Negotiations have begun and are still ongoing.)










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